International CableTel Incorporated
110 East 59th Street
New York, NY  10022


December 19, 1996

Dear Ladies and Gentlemen:

INTERNATIONAL CABLETEL INCORPORATED


Enclosed please find one Schedule 13D prepared and filed on behalf of Swalec Investments Limited.

Very truly yours,

SWALEC INVESTMENTS LIMITED



By:     /s/ Richard Gregory Curtis
        --------------------------------
        Richard Gregory Curtis
Its:    Secretary

International CableTel Incorporated
110 East 59th Street
New York, NY  10022


December 19, 1996


Dear Ladies and Gentlemen:

INTERNATIONAL CABLETEL INCORPORATED


Enclosed please find one Schedule 13D prepared and filed on behalf of Swalec Telco Investments Limited.

Very truly yours,

SWALEC TELCO INVESTMENTS LIMITED



By:     /s/ Richard Gregory Curtis
        --------------------------------
        Richard Gregory Curtis
Its:    Secretary

International CableTel Incorporated
110 East 59th Street
New York, NY  10022


December 19, 1996

Dear Ladies and Gentlemen:

INTERNATIONAL CABLETEL INCORPORATED

Enclosed please find one Schedule 13D prepared and filed on behalf of Hyder plc.

Very truly yours,

HYDER PLC



By:     /s/ Richard Gregory Curtis
        --------------------------------
        Richard Gregory Curtis
Its:    Deputy Secretary

International CableTel Incorporated
110 East 59th Street
New York, NY  10022


December 19, 1996

Dear Ladies and Gentlemen:

INTERNATIONAL CABLETEL INCORPORATED

Enclosed please find one Schedule 13D prepared and filed on behalf of South Wales Electricity plc.

Very truly yours,

SOUTH WALES ELECTRICITY PLC



By:     /s/ Richard Gregory Curtis
        --------------------------------
        Richard Gregory Curtis
Its:    Secretary